UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 19, 2007 (September 13, 2007)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

Stock Ownership Guidelines

On September 13, 2007, the Board of Directors of Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), upon recommendation of the Company’s Compensation Committee, approved a stock ownership and retention program for executive officers and non-employee directors of the Company (the “Covered Individuals”).  The purpose of the program is to ensure that each Covered Individual has a long-term equity stake in the Company, to more closely align the interests of the Covered Individuals with those of the Company’s stockholders and to further promote the Company’s commitment to sound corporate governance.

Under the program’s guidelines, (i) the Company’s President and Chief Executive Officer is expected to hold shares of the Company’s common stock having an aggregate value equal to or greater than three times his or her annual base salary, (ii) other executive officers are expected to hold shares of the Company’s common stock having an aggregate value equal to or greater than one time their annual base salary and (iii) non-employee directors are expected to hold shares of the Company’s common stock having an aggregate value equal to or greater than three times their then current annual retainer for general Board membership, excluding subcommittee retainers, per meeting or other similar fees.

The Covered Individuals are expected to comply with these guidelines by the later of March 31, 2013 and the fifth anniversary that each such person becomes a Covered Individual.  Until the applicable minimum share requirement is achieved, each Covered Individual is required to retain all shares of restricted stock upon the lapse of vesting restrictions, net of shares surrendered or sold to pay applicable withholding taxes.  Once a Covered Individual has met these guidelines, he or she must continue to satisfy the guidelines so long as he or she remains a Covered Individual.  Each Covered Individual’s satisfaction of the minimum share requirement will be measured on an annual basis.

Shares that count toward satisfaction of the guidelines include:

•                  shares of common stock owned outright by the Covered Individual or his or her spouse or minor children;

•                  shares of common stock held in trust for the benefit of the Covered Individual or his or her spouse or minor children; and

•                  restricted stock or restricted stock units for which applicable restrictions have lapsed.

The minimum share requirement may be waived, at the discretion of the Company’s Compensation Committee, if compliance would create severe hardship, would prevent a Covered Individual from complying with a court order, as in the case of a divorce settlement, or when a Covered Individual attains the age of 62.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: September 19, 2007	By:	/s/ Richard P. Shea

Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)